Exhibit 99.2
Final Transcript
CORPORATE PARTICIPANTS
Paul McCormick
Cardiogenesis Corporation — Executive Chairman

Bill Abbott
Cardiogenesis Corporation — CFO
CONFERENCE CALL PARTICIPANTS
Jared Cohen
JM Cohen & Co. — Analyst

Larry Haimovitch
HMTC — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the fourth-quarter 2009 Cardiogenesis Corporation earnings conference call. I will be your operator for today. At this time all participants are in listen-only mode. Later we will conduct a question-and-answer session. (Operator Instructions). As a reminder, this conference call is being recorded for replay purposes.
During the course of this call the Company will make a number of forward-looking statements, which may include, without limitation, statements regarding the Company’s future business developments, plans and future results. These statements are subject to risks and uncertainties and actual results may differ materially from those projected in these forward-looking statements. Those risks and uncertainties are more fully described in the Company’s SEC reports filed under the Securities Exchange Act of 1934, included under the heading of “Risk Factors” in the Company’s annual report on Form 10-K. The Company undertakes no obligation to update the forward-looking statements made today. In addition, please be aware that if you decide to ask a question on today’s call it will be included in both the live transmission and may be available on the Company’s website thereafter. This conference call report is protected by copyright law and international treaties. Any recording or other use or transmission of the text or audio of today’s call is not allowed without express permission of Cardiogenesis.
I would like to turn the presentation over to your host for today’s call, Mr. Paul McCormick, the Executive Chairman of Cardiogenesis. Please proceed, sir.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thank you, Regina. This is Paul McCormick, Executive Chairman of Cardiogenesis, and along with Bill Abbott, our CFO, we will be reporting on the 2009 fourth-quarter and full-year results.
Today we are pleased to report total revenues of $3.132 million for the fourth quarter, a 29% increase in revenue over the prior period. We are also reporting an operating income of $459,000 for the quarter. Domestic handpiece quarterly revenue increased in the year-over-year period and sequentially from Q3. We believe we are beginning to see the early results of our sales and marketing efforts that focus on accounts with previously-installed lasers in order to stabilize utilization of our technology.

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At the same time we are working to control our expenses, minimize our burn rate, as we pursue our regulatory objective to begin an IDE study for our PHOENIX combination delivery system.
I will discuss our plans in greater detail later in the call, but first Bill will review our fourth-quarter and full year financial results. Bill.
Bill Abbott - Cardiogenesis Corporation — CFO
Thanks, Paul. As Paul just mentioned, in the fourth quarter of 2009 we recorded revenues of $3.132 million, an increase of approximately $701,000, or 29%, from revenues of $2.431 million in the fourth quarter of 2008. The increase in revenues was primarily attributed to both higher handpiece and laser revenue in the 2009 fourth quarter. Our handpiece revenue increased $412,000, or 24%, to $2.134 million in the fourth quarter of 2009 from $1.722 million in last-year’s fourth quarter. I should also note our fourth-quarter 2009 handpiece revenue includes amounts previously deferred under accounting rules of $218,000. Excluding these previously-deferred handpiece revenue amounts, handpiece revenue in the fourth quarter of 2009 grew $194,000, or 11%. Fourth-quarter laser revenue was $687,000, an increase of $327,000 over the fourth quarter of 2008. Laser and handpiece revenue were significantly affected as a result of higher average selling prices.
For all of 2009 net revenues totaled $10.354 million, which was a 15% decrease from net revenues of $12.150 million in 2008. Full-year handpiece revenue totaled $7.657 million, a decrease of $374,000, or 5% from handpiece revenue of $8.031 million for the year-ended December 31, 2008. Laser revenue for the year-ended December 31, 2009, reflecting the challenging capital environment which existed throughout much of 2009, was $1.453 million, a decrease of $1.505 million from full-year 2008.
Our gross margin was 84% of net revenues for the fourth quarter of 2009 and 73% in the fourth quarter of 2008. Gross profit increased by $851,000 to $2.632 million for the fourth quarter of 2009, as compared with $1.781 million for the 2008 fourth quarter. The higher gross margin in the 2009 fourth quarter results primarily from higher average sales prices for both our handpieces and lasers, and in addition, fourth-quarter 2008 results included approximately $166,000 in inventory reserves that did not recur in the fourth quarter of 2009.
For the full-year gross margin was 83% of net revenues in 2009, as compared to 82% for the year 2008. Reflecting lower sales revenues in 2009, gross profit in absolute dollars decreased by $1.364 million to $8.547 million for the year-ended December 31, 2009, as compared with $9.911 million for the 2008 year.
Research and development expenses were $318,000 in the fourth quarter of 2009, as compared with $271,000 in the 2008 fourth quarter. For the full year of 2009 R&D expenses of $1.331 million were $427,000, or 47% above 2008 R&D expense of $904,000. The dollar increase for the three-month and full-year periods are primarily attributed to our submissions and follow up with the Food and Drug Administration related to the PMA application for the PEARL 8.0 handpiece and the investigational device exemption, or IDE, to initiate a feasibility trial for the PHOENIX handpiece.
Our sales and marketing expenses were $1.454 million for the fourth quarter of 2009, which represents a decrease of $175,000, or 11%, as compared with $1.629 million of S&M expenses in the 2008 fourth quarter. For the full year 2009 S&M expenses were $5.558 million, a decrease of $929,000, or 14%, versus S&M expenses of $6.487 million in 2008. The decrease in sales and marketing expenditures for the fourth quarter of 2009, as compared with 2008 fourth quarter was primarily due to savings in travel and entertainment expenses, lower advertising and marketing expenses, and reduced utilization of outside services, which were partially offset by higher commission expenses. The decrease in sales and marketing expenditures for the full-year 2009 as compared to 2008 was primarily due to lower commission payments on lower revenue and lower travel and entertainment expenses due to certain cost reduction initiatives we enacted early in 2009. Overall compensation and related expenses decreased approximately $510,000 while travel and entertainment expenses decreased by about $194,000. General and administrative expenses for the fourth quarter of 2009 totaled $401,000 as compared with $436,000 during the prior-year quarter, and for the full-year period of 2009 G&A expenses were $2.776 million versus $2.840 million of G&A expense for all of 2008.

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For the 2009 fourth quarter we recorded operating income of $459,000 as compared to an operating loss of $555,000 in the corresponding 2008 fourth quarter. Our net income for the quarter was $409,000, or $0.01 per basic and diluted share, as compared with a net loss of $573,000, or $0.01 per basic and diluted share in Q4 of 2008. For full-year 2009 we had an operating loss of $1.118 million as compared with an operating loss of $320,000 for the same period in 2008. The net loss for 2009 totaled $1.234 million, or $0.03 per basic and diluted share, compared with a net loss of $315,000, or $0.01 per basic and diluted share for full-year 2008.
Now I will turn the call back to Paul for an update and some comments and then we will be happy to answer any questions you may have. Paul?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thanks, Bill. Over the last few quarters we have focused our sales and marketing efforts to address the slow erosion of utilization of our TMR products. We have recruited new sales professionals, adding to our team of sales veterans. These new recruits have demonstrated a successful track record of clinically selling disposable surgical products. Focusing on the therapy, reminding users why they originally acquired the equipment and educating the referring cardiologists to its clinical utility provides us the opportunity to restart a TMR program. While revenue from capital equipment sales is important, the recurring revenue and gross profits generated by improving utilization not only has a significant impact on our business today but permits the Company to make the necessary investments in our advanced product initiatives. Year over year, as well as sequential quarterly growth in domestic handpiece revenue suggests we are making progress in that objective but there is much more work to be done.
We begin the year with 14 sales professionals and two field managers. Our plan is to maintain that headcount throughout the year in order to realize the significant leverage that can be delivered by even modest sales improvements in our high-margin disposable products.
The environment for capital equipment is challenging, but again, improved utilization makes a stronger case for a hospital to rent, lease, or buy our equipment. As you can see from 2009, capital equipment revenue can be choppy quarter to quarter but remains an important but somewhat unpredictable part of our product mix.
Success with our FDA-approved products mitigates any future capital requirements as we pursue our longer-term objective to obtain FDA marketing approval for the PHOENIX system.
At the end of last year we made a submission to the FDA seeking approval to begin a safety and feasibility trial for the PHOENIX system. We received our initial response from the Agency in which they requested additional information. We have already had one follow-up call, and would expect to have another to further discuss questions, particularly as it pertains to pre-clinical animal studies. We expect to respond within the next few weeks with the information that addresses the majority of their questions. We are making progress and it is typical, that they have a number of rounds of questions associated with an IDE submission.
We are simultaneously communicating with prospective investigational sites about budgets and contracts, with the goal to minimize any delay upon receipt of an approval to begin the trial. This will be the first IDE study of its kind combining myocardial stimulation with the injection of stem cells.
We have been working diligently on this initiative, and we believe that combination therapy represents an exciting growth opportunity for us. Should tissue stimulation prove to be synergistic to stem cell delivery, we believe our PHOENIX technology can become the standard of care for intramyocardial delivery of stem cells. We will continue to update you on our progress via our conference calls.
I have also begun to reintroduce the Company to the investment community. As I present at conferences, such as the recent Stem Cell Summit in New York, I will be spending time with investors and fund managers focused on micro-cap medtech companies. Often they recall the name Cardiogenesis from years ago but have no knowledge of our more-recent focus. Here are the points that I share and stress with them.

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First, the use of stem cells to treat cardiac disease is almost an incalculable opportunity, which is why it attracts so many companies and investments. The clinical condition to be treated, the specific biologic or stem cell, the varied delivery and timing strategy sets up an incredible number of treatment permutations, none likely to be the proverbial silver bullet. Our success will come from a focused approach with the intent to own our targeted market.
Within the scope of cardiac disease we focus on chronic cardiac ischemia, not acute myocardial infarction or heart failure. Yet this still represents more than a $1 billion opportunity.
We focus on proprietary delivery systems. We are a medtech company, not a stem cell company. Our proprietary catheters combine the delivery of a biologic with a proven technology of TMR to achieve its clinical goals.
Our first study will investigate the use of stem cells derived from bone marrow. Its advantage is that it is autologous, from the patient’s own bone marrow and can be prepared within 20 minutes at the patient’s bedside. It is well characterized in the clinical literature and has been the biologic of choice for other clinical studies. As far as we know, no other company is developing a combination therapy.
Finally we have a low cash flow breakeven point and believe that sales of our commercial products and our cash balance can permit the company to control its own destiny as we look forward to initiating and completing a safety and feasibility study for the PHOENIX.
The message is being received with considerable interest, and I believe we are having success getting on the radar screen of these investors.
In summary, we will measure our success by increasing domestic revenue from our disposable products primarily by a vigorous effort in building utilization of previously installed lasers. We must continue to make progress on our regulatory strategy of initiating a US clinical trial for our PHOENIX system, as well as raise the visibility of the Company and its progress with the investment community.
With that, I’d like to now open the line for questions. Operator?
QUESTION AND ANSWER
Operator
Thank you. (Operator Instructions).
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
While I’m waiting for the first question let me tell those listening that we’ll be exhibiting at the American Association of Thoracic Surgery meeting from May 1st through May 5th in Toronto, Canada. Please stop by if you plan on attending. Also, I will be presenting our Company at the upcoming Nobel Financial Capital Markets Micro Cap Showcase being held June 7th and 8th in Hollywood, Florida.
Operator, I’m ready for the first question.
Operator
Your first question comes from the line of Jared Cohen with JM Cohen & Co.

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Jared Cohen - JM Cohen & Co. — Analyst
Congratulations on a good quarter.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thank you.
Jared Cohen - JM Cohen & Co. — Analyst
Well, just getting started off with the handpiece sales, I know you don’t want to give absolute numbers but were the number of procedures done both — well, obviously sequentially but year over year up?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
No, the history over the last couple years has been a slow decline in units.
Jared Cohen - JM Cohen & Co. — Analyst
Right.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
But what we have seen in the last six to eight months we believe to be is a bottoming out of the decline in unit sales. We’ll have to see this play out over time, but the focus of going back into the existing install laser base and restarting these programs is starting to get traction.
Jared Cohen - JM Cohen & Co. — Analyst
Okay.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
So I think we’re at the early stages of a turn around from a utilization standpoint.
Jared Cohen - JM Cohen & Co. — Analyst
Okay. But — all right, so let’s start sequentially. Why were they up, because of your focus or just randomly there was just an increase of patients with severe angina who needed to get the procedure done?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
No, I think there are a couple of factors going on. Clearly we’re able to obtain a better selling price for our products, by talking to the clinicians, talking about the value of the technology and its application. It allows you to create value for the product, and in spite of a general trend of reduced coronary bypasses, we’ve been able to, I believe,

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slow down if not stop and begin to turn around the slow erosion of utilization. So this is clearly a function of our sales force being able to reengage not only CT surgeons but cardiologists that refer patients to the surgeons for TMR.
Jared Cohen - JM Cohen & Co. — Analyst
So they understand and so there’s never been a doubt that there is a need for this procedure, so it’s not like this procedure has gone away ever, so there is— that’s what I was trying to get. There’s never been a doubt that there is a need for this procedure and it’s been more that your sales force has been reintroduced or reminded, probably the more the cardiologist?.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Yes, I think it’s a combination of reengaging cardiologists because they control the flow of patients. Although they don’t do the procedure, you want at least their tacit approval that this technology makes sense. For the surgeons it’s reengaging them where we have existing lasers because I think to some extent usage has drifted historically because if you’re not spending time with the surgeons in the ORs it has an impact.
Jared Cohen - JM Cohen & Co. — Analyst
Right, it doesn’t get used.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
It’s a general focus on the razor blade more so than just the razor.
Jared Cohen - JM Cohen & Co. — Analyst
Okay. All right. Well, that takes me to my next question because you did so, you won’t give me the amount of units, but again was it to a new customer or to an existing customer?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Yes. I’ll give you some general numbers. Roughly in 2009 we sold into about 200 accounts.
Jared Cohen - JM Cohen & Co. — Analyst
Okay.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
37 of those did not order at all in 2008. They had been preexisting accounts but had drifted away from using the technology, so we’ve made some progress in restarting accounts. The vast majority of our sales comes from previously installed and sold lasers.
Jared Cohen - JM Cohen & Co. — Analyst

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Okay. Why is that — like in this fourth quarter was it to a new client or an existing client?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Most of them are existing.
Jared Cohen - JM Cohen & Co. — Analyst
Are existing, so they would — more they had to update their hardware or something like that?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Update their hardware?
Jared Cohen - JM Cohen & Co. — Analyst
Go to a newer laser?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
No, they don’t have to. We have both our TMR 2000, as well as our Solargens lasers fielding a number of hospitals already.
Jared Cohen - JM Cohen & Co. — Analyst
Right.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
The focus of our sales force is primarily on our install base of lasers making the case for the technology, both with the CT surgeon, as well as with the cardiologist to sell our handpieces.
Jared Cohen - JM Cohen & Co. — Analyst
Right. Okay, all right. All right, thank you very much.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thanks, Jared.
Operator

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(Operator Instructions). Your next question comes from the line of Larry Haimovitch with HMRC. Your line is open, sir.
Larry Haimovitch - HMTC — Analyst
Thank you. Darn, I hate when this happens when someone really smart asks all my favorite questions.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Larry, you’ll come up with a good one.
Larry Haimovitch - HMTC — Analyst
I’m sure, I’m going to have to think about it a minute or two. Paul, congratulations, I’m really heartened to see the revenue growing and, more importantly, the procedures growing because as you and I have talked so many times, the real key is to get increased utilization. It’s great to get lasers placed but if they’re not being used that doesn’t work over the long haul.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
The sales group with our veterans and our new hires are pretty excited, and I’m pretty pleased with their effectiveness so far.
Larry Haimovitch - HMTC — Analyst
Yes. And I have met one of them, as you know, and she is impressive and she’s very committed and understands how to sell procedures, not equipment, which is great. The 14 sales reps, Paul, is that a good number for you to carry for the year, or do you see potentially if things continue to tick up that you might want to build the sales force further?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Well, that’s always the option because when you have high-margin products it gives you that capability, but let me suggest that although over the past year we think we’ve slowed or stopped the erosion, the question remains of how fast can it ramp from a unit standpoint, what’s the lag time to success, so generally our plan is to keep that same headcount for the year.
Larry Haimovitch - HMTC — Analyst
Yes. What would a good rep be generating in terms of revenue, Paul. If you have a really crack sales force, you’re really happy with all of them, what would you hope each of them could be generating on average if they’re doing well?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
A bunch. No, it’s —

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Larry Haimovitch - HMTC — Analyst
Can I quote on you that, a bunch?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
A bunch. No, it gets a little difficult because with 14 you have certain geographic constraints, and we’re dealing with often a varied install base. It doesn’t mean we’re not going to have some capital equipment sales, leases or rents, but I believe in handpieces last year we did seven — what is it, Bill?
Bill Abbott - Cardiogenesis Corporation — CFO
Last year’s handpieces were $7.657 million.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
So you have $7 million and probably over 12 to 13 headcount —
Larry Haimovitch - HMTC — Analyst
Yes.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
— and it certainly would not be unreasonable to be expecting some modest growth this year.
Larry Haimovitch - HMTC — Analyst
What was the comparable number? The number you just gave, Bill, was that for 2009 or 2008?
Bill Abbott - Cardiogenesis Corporation — CFO
That was for 2009, the comparable 2008 number was just over $8 million.
Larry Haimovitch - HMTC — Analyst
So actually last year was down but the trend has turned, correct Paul. That it’s actually started to see an upturn?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Both in revenue and we think from a unit standpoint we’ve bottomed out.
Larry Haimovitch - HMTC — Analyst

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Yes, yes. So there’s reason to feel that procedure growth from here forward should continue to show nice progress?
Operator
We believe we can hit modest growth going forward.
Larry Haimovitch - HMTC — Analyst
Yes. And how do you like how I made a forward-looking statement for you?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
It’s great because they can come after you.
Larry Haimovitch - HMTC — Analyst
Right, exactly. Better me than you, right?
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
The answer is Larry who?
Larry Haimovitch - HMTC — Analyst
Yes, Larry Who, exactly, he’s in jail. Hey, Paul, thanks. Congrats on all the progress.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
Thanks, Larry.
Operator
As there are no further questions at this time I would like to now turn the call back to Mr. McCormick for closing remarks.
Paul McCormick - Cardiogenesis Corporation — Executive Chairman
I want to thank everybody for your interest in participating in the call. We appreciate your continued support of our shareholders and the efforts of our dedicated employees. We look forward to providing you an update on our progress with our FDA submission when we discuss our quarter-one 2010 results. Please feel free to contact Bill or me with any additional questions. Thank you.
Operator
Ladies and gentlemen, this concludes the presentation today. We’d like to thank you so much for your participation. You may now disconnect. Have a wonderful day.